EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 29, 2010, accompanying the consolidated financial statements in the Annual Report of Camco Financial Corporation on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Camco Financial Corporation on Forms S-8, File No. 333-94113, effective January 5, 2000 and File Nos. 333-90142, 333-90152, 333-90158 and 333-90166 effective June 10, 2002.
/s/ PLANTE & MORAN PLLC
Columbus, Ohio
March 29, 2010